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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 --------------
                                    FORM 8-K
                                 --------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                February 13, 2001
                                -----------------
                                 Date of Report


                            WOMEN.COM NETWORKS, INC.
             ------------------------------------------------------
             (exact name of registrant as specified in its charter)

        Delaware                    0-26055                     13-4059516
  -------------------       -----------------------       ----------------------
(State of incorporation)     Commission File Number         (I.R.S. Employer
                                                          Identification Number)
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                          1820 Gateway Drive, Suite 100
                           San Mateo, California 94044
         --------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (650) 378-6500
         ---------------------------------------------------------------
              (Registrant's telephone number, including area code)

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        ITEM 5. OTHER EVENTS

                      On February 5, 2001, Women.com Networks, Inc. (the
        "Company") entered into an Agreement and Plan of Merger (the "Merger
        Agreement") with iVillage Inc., a Delaware corporation ("iVillage"), and Stanhope Acquisition Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of iVillage ("Merger Sub"). The Merger
        Agreement contemplates that, subject to the satisfaction of certain conditions set forth therein, including the approval and adoption of the merger and the Merger Agreement by the requisite vote of the Company's stockholders, Merger Sub will be merged into the Company. As a result of the merger of Merger Sub into the Company (the "Merger"), the Company would become a wholly-owned subsidiary of iVillage. Under the terms of the Merger Agreement, each outstanding share of the Company's common stock would be converted into .322 shares of iVillage common stock. The description contained in this Item 5 of the transactions contemplated by the Merger Agreement is qualified in its entirety be reference to the full text of the Merger Agreement, a copy of which is attached to this report.

                      In connection with the execution of the Merger Agreement, Hearst Communications, Inc. ("Hearst"), which owns approximately 45.7% of the outstanding shares of common stock of the Company, entered into a Stockholder Voting Agreement pursuant to which it agreed, among other things, to vote its shares in favor of the Merger and the Merger
        Agreement. The description contained in this Item 5 of the transactions contemplated by the Stockholder Voting Agreement is qualified in its entirety by reference to the full text to the Stockholder Voting
        Agreement, the form of which is attached to this report.

                      In addition, through a registered rights offering, the Company's stockholders will have the opportunity to invest an aggregate of $20 million in iVillage for approximately 9.3 million shares of common stock, and warrants to purchase approximately 2.1 million shares of common stock of iVillage. To the extent the Company's stockholders
        (other than Hearst) do not purchase their pro rata percentage of such shares and warrants in the rights offering, Hearst has agreed to purchase the shortfall.

                      A registration statement relating to the iVillage common stock to be issued in connection with the Merger and prorata rights to purchase approximately 9.3 million shares of iVillage common stock and warrants to purchase approximately 2.1 million shares of iVillage common stock has not yet been filed with the Securities and Exchange
        Commission, nor has a proxy statement relating to a vote of the Company's stockholders on the Merger been filed with the SEC. The iVillage common stock to be issued in connection with the Merger may not be offered, nor may offers to acquire such stock be accepted, prior to the time such a registration statement becomes effective. This report shall not constitute an offer to sell or the solicitation of an offer to buy any iVillage common stock or any other security, and shall not constitute the solicitation of any vote with respect to the Merger.



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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c)           Exhibits

        Exhibit
        Number        Description
        ------        -----------

        2.1           Agreement and Plan of Merger dated as of February 5, 2001, among
                      iVillage, Inc., a Delaware corporation, Stanhope Acquisition
                      Sub, LLC, a Delaware limited liability company and Women.com
                      Networks, Inc., a Delaware corporation.

        99.1          Form of Stockholder Voting Agreement dated as of February 5,
                      2001, between iVillage, Inc., a Delaware corporation, and Hearst
                      Communications, Inc.
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                                   SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          WOMEN.COM NETWORKS, INC.

        Date:  February 13, 2001

                                          By:     /s/ Marleen McDaniel
                                             -----------------------------------
                                          Name:  Marleen McDaniel
                                          Title: PRESIDENT & CEO

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                                  EXHIBIT INDEX

        Exhibit
        Number        Description
        ------        -----------

        2.1           Agreement and Plan of Merger dated as of February 5, 2001, among
                      iVillage, Inc., a Delaware corporation, Stanhope Acquisition
                      Sub, LLC, a Delaware limited liability company and Women.com
                      Networks, Inc., a Delaware corporation.

        99.1          Form of Stockholder Voting Agreement dated as of February 5,
                      2001, between iVillage, Inc., a Delaware corporation, and Hearst
                      Communications, Inc.